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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 11, 2007

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

       000-26017                                          58-2222646
       ---------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)

                           940 Calle Amanecer Suite E
                         San Clemente, California 92673
                            Telephone: (949) 542-7440
                            -------------------------
          (Address and telephone number of principal executive offices and place of business)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Reclamation Consulting and Applications, Inc. ("we", "us" or the "Company")
files this report on Form 8-K to report the following:

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2007, we appointed Nigel Horsley as our Vice President of Communications and Investor Relations and entered into an Employment with him. Pursuant to the Employment Agreement, we agreed to pay Mr. Horsley an annual salary of $130,000. We will increase his annual salary to 156,000 on June 11, 2008 provided that our net profit equals or exceeds $250,000. Mr. Horsley is also entitled to an annual bonus in the amount of 10% of his annual salary in the event that our net profit equals or exceeds $250,000. Thereafter, Mr. Horsley will receive an additional bonus in the amount of 10% of his salary for each additional $250,000 we earn in net profit, up to a total of 30% of his annual salary. We have also agreed to issue Mr. Horsley options to purchase 1,000,000 share of our restricted common stock at an exercise price of $0.175 per share. The options were fully vested upon issuance and will expire on June 10, 2012. The Employment Agreement has a term of two years and will automatically renew for one-year periods thereafter unless Mr. Horsley is notified by us of our intent to not renew the Employment Agreement at least 30 days prior to the expiration of the term. We may terminate the Employment Agreement at any time with cause. Either party to this agreement has the right to terminate this agreement with 30 days' notice after June 11, 2008. If we terminate the Employment Agreement without cause on or before June 10, 2008, we have to continue to pay Mr. Horsley his annual salary as though he had remained employed by us through June 10, 2008, provided that he executes and delivers a general release of claims in a form acceptable to us and was not in material breach of any provisions of the Employment Agreement.

BIOGRAPHY OF MR. HORSLEY

Mr. Horsley was the Executive Director of Communications at Dynamotive from October 1, 2006 to May 25, 2007. From December 2005 to September 2006, he was Director of Communications at General Hydrogen Corporation, a fuel cell power pack company Mr. Horsley co-founded in 1999. General Hydrogen Corporation has since been acquired by Plug Power. From June 2002 to August 2005, Mr. Horsley was the Director of Communications at Railpower Technologies Corp., a North Vancouver company he helped co-founded in 1995. He remained a consultant of Railpower Technologies, Corp. until November 2005. In addition to Mr. Horsley's senior management and public company experience, he has a broad background in print and broadcast media and public relations, both in the United Kingdom and Canada. He has substantial experience in assisting companies raise funds for projects, and his investor and public relations experience span over 20 years.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 11, 2007, we appointed Paul Hughes as our Chief Operating Officer and Chief Financial Officer.

BIOGRAPHY OF MR. HUGHES

Mr. Hughes was the Chief Operating Officer of Dynamotive Energy Systems Corporation, a company located in Vancouver, Canada, from July 2005 to December 2006. In April 2002, he co-founded Tersus Energy PLC, a company listed on Alternative Investment Market ("AIM"), and served as its Chief Operating Officer until June 2005. From December 2000 to April 2002, Mr. Hughes served as the Managing Director for Europe and Global Head of Capital Projects of Pantellos Group, a European business-to-business e-commerce company focusing on the provision of supply chain solutions to utility and energy sectors. He is an Associate Chartered Accountant and holds an Executive MBA from Ashridge Business School in the United Kingdom. He also headed U.S. business development and strategic planning for TXU, Inc. in North America and has negotiated multiple transactions across Europe.

EMPLOYMENT AGREEMENT

On June 11, 2007, we entered into an Employment Agreement with Mr. Hughes pursuant to which we agreed to pay Mr. Hughes an annual salary of $135,200. We will increase his annual salary to $162,240 on June 11, 2008, provided that our net profit equals or exceeds $250,000. Mr. Hughes is also entitled to an annual bonus in the amount of 10% of his annual salary in the event that our net profit equals or exceeds $250,000. Thereafter, for each additional $250,000 we earn in net profit, Mr. Hughes is entitled to receive an additional bonus in the amount of 10% of his annual salary, up to a total of 100% of his annual salary. We have also agreed to issue Mr. Hughes options to purchase 2,000,000 share of our restricted common stock at an exercise price of $0.175 per share. The options were fully vested upon issuance and will expire on June 10, 2012. The Employment Agreement has a term of two years and will automatically renew for one-year periods thereafter unless Mr. Hughes is notified by us of our intent to not renew the Employment Agreement at least 30 days prior to the expiration of the term. We may terminate the Employment Agreement at any time with cause. Either party to this agreement has the right to terminate this agreement with 30 days' notice after June 11, 2008. If we terminate the Employment Agreement without cause on or before June 10, 2008, we have to continue to pay Mr. Hughes his annual salary as though he had remained employed by us through June 10, 2008, provided that he executes and delivers a general release of claims in a form acceptable to us and was not in material breach of any provisions of the Employment Agreement.

RECENT TRANSACTION

The following are transactions which we have entered with Mr. Hughes in the past two years, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years:

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As previously disclosed in our filings with the U.S. Securities Exchange
Commission, on May 30, 2007, as part of a secured convertible debenture offering, we sold $400,000 of secured convertible debenture to Mr. Hughes. The debenture carries simple interest of 12% per annum and matures on November 29, 2008 (the "Maturity Date"). Interest is payable monthly, with the principal due on the Maturity Date.

At any time prior to the Maturity Date, Mr. Hughes has the option to convert the outstanding balance of principal, unpaid interest, and/or up to six months of future interest into shares of our common stock (the "Shares") at a price that is the lower of (i) $0.20 per share or (ii) the simple moving average of our common stock on the OTC Bulletin Board over 10 consecutive trading days commencing on May 25, 2007.

Mr. Hughes will receive warrants (the "Warrants") in a number equal to 245% of the Shares he received in any such conversion. Fifty percent of the Warrants issued in any conversion will have an exercise price of $0.22 per share while the remaining Warrants will have an exercise price of $0.24 per share. The Warrants expire three years after issuance. In the event that the closing price of our common stock equals or exceeds $0.80 per share for 20 consecutive trading days, we have the option to cancel the unexercised Warrants after providing Mr. Hughes with 45-days prior written notice.

As of June 11, 2007, and based on a conversion price of $0.20 per share, the amount of common stock which would have been issuable to Mr. Hughes upon full conversion of the aggregate principal of the debenture plus six months of future interest is approximately 2,127,233 Shares or approximately 4% of our outstanding common stock. With the issuance of these Shares, Mr. Hughes would also receive Warrants for the purchase of approximately 5,211,721 shares of our common stock, or approximately 9% of our outstanding common stock.

The obligations under the debenture are secured by a security interest in all of our assets. On the occurrence of any of the following events, Mr. Hughes may accelerate the Maturity Date, commence legal action against us, and foreclose on our assets:

         o        our failure to make payments under the debentures when due;

         o we become insolvent or make a general assignment for the benefit of our creditors;

         o        any dissolution or termination of our existence; or

         o our failure to fulfill our obligations under the Debenture for at least 14 days after written notice of such failure by the Investor.

Both our CEO, Michael C. Davies, and our President, Gordon W. Davies, provided personal guaranties of our obligations under the debenture to Mr. Hughes. The guaranties make our CEO and President personally responsible to Mr. Hughes for satisfaction of our obligations under the debenture. In addition, it is our understanding that Mr. Hughes has provided a guaranty of our obligations under the debentures to the other investors in the offering, pursuant to an arrangement between the investors to which we are not a party.

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ITEM 7.01 REGULATION FD DISCLOSURE.

On June 11, 2007, we issued a press release announcing our engagement of Mr. Hughes as our Chief Operating Officer and Chief Financial Officer and Mr. Horsley as our Vice President of Communications and Investor Relations.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. Exhibits 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.       Description
-----------       -----------

10.1 Employment Agreement dated June 11, 2007 by and between Nigel Horsley and Reclamation Consulting and Applications, Inc.

10.2 Employment Agreement dated June 11, 2007 by and between Paul Hughes and Reclamation Consulting & Applications, Inc.

99.1              Press Release dated June 11, 2007


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SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reclamation Consulting and Applications, Inc.

By: /s/ Michael Davies
    ---------------------------------
    Michael Davies, CEO

Dated:   June 14, 2007












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